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                                BASIC ORDER AGREEMENT

                                       between

                            DIGITAL EQUIPMENT CORPORATION

                                      ("Buyer")

                                         and

                  OAO CANADA LIMITED / OAO INTERNATIONAL CORPORATION

                                      ("Seller")

                                         for

                         [xxxxxx xxxxxx] Enterprise Services



                                  BOA Number: 23839

                             Contract Date: April 1, 1997

                       Contract Expiration Date: March 31, 2000





      [Confidential Treatment requested for redacted portions of document]

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                                  TABLE OF CONTENTS

Section  I         Scope of the Agreement

Section  II        Purchase Orders

Section  III       Purchase Period

Section  IV        Pricing

Section  V         Delivery

Section  VI        Payment

Section  VII       Warranty

Section  VIII      Confidential Information and Advertising

Section  IX        Indemnification

Section  X         Insurance

Section  XI        Intellectual Property Interests and Indemnity

Section  XII       Independent Contractor

Section  XIII      No Implied License

Section  XIV       Termination for Cause
Section  XV        Termination for Convenience

Section  XVI       Force Majeure

Section  XVII      Set-off

Section  XVIII     Notices

Section  XIX       Flow Down Clauses

Section  XX        Survival

Section  XXI       Compliance with Laws

Section  XXII      General

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Exhibit  A         Statement of Work/Services Provided by Seller

Exhibit  B         Flow Down Clauses

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Section I - Scope of Agreement

    A.   This Basic Order Agreement Is  made by DIGITAL EQUIPMENT
         CORPORATION ("Buyer") and OAO CANADA LIMITED and OAO INTERNATIONAL CORPORATION ("Seller"). Buyer has entered into an Agreement with [xxxxxx] for the provision of Services to [xxxxxx] and its affiliates ("End Users") known as the [xxxxx] Enterprise Agreement ("[xx] Agreement"). The terms and conditions stated in this Agreement exclusively govern the anticipated purchase of services by Buyer from Seller, for the purpose of having Seller furnish services to Buyer or End Users, in the event Seller is so requested by Buyer. The services to be provided by Seller shall be those Services known as described in the Statement of Work (SOW) attached hereto as Exhibit A. Exhibit A may be supplemented from time to time by Statements of Work attached to Purchase Orders for Seller's provision of the services at specific End Users' sites. The term "Services" as used herein shall include the services described in Exhibit A as well as the services described in any supplemental Statements of Work attached to Purchase Orders hereunder.

         The parties hereto understand that the provision of Services may involve the supply of goods necessary to render Services under this Agreement, and therefore agree that, except as expressly stated otherwise, the term "Services" shall be understood to include the supply of any such service parts. It is further understood that the cost of any such service parts to the Buyer shall be contained in the fee charged by Seller for the Services provided hereunder.

         THIS AGREEMENT IS NOT A REQUIREMENTS CONTRACT AND NEITHER OBLIGATES THE BUYER TO PURCHASE NOR THE SELLER TO PROVIDE ANY SERVICES BUT ONLY ESTABLISHES THE TERMS AND CONDITIONS FOR SUCH PURCHASES IF THEY OCCUR.

    B. If any term of this Agreement conflicts with any term relating to the purchases of Services contained in any issued purchase order, this Agreement shall take precedence.


Section II - Purchase Orders

    A. Buyer will authorize the provision of Services by releasing telegraphic or telephonic orders or its Purchase Order Form ("Purchase Order"). Buyer shall use reasonable efforts to send a confirming purchase order ten (IO) days after issuing such telegraphic or telephonic orders. Each purchase order shall reference this Agreement by number and shall include any supplemental Statement of Work applicable to the PO.


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    B.   Seller shall sign and  return  the  acknowledgment  copy  of  each
         Purchase Order within thirty (30) days after receipt. If Seller fails to return such copy, Buyer will conclusively presume that Seller accepts any Purchase Order which conforms to this Agreement. Acceptance by Seller is limited to Buyer's offer as contained in this Agreement and the Purchase Order as accepted by the Seller.

    C. In the event the first month of coverage of Service is less than a full month, the charge for that first month shall be calculated on a pro-rata basis at the rate of one thirtieth (1/30) of the basic monthly charge for each day of coverage.


Section III - Purchase Period

         This Agreement shall commence on April 1, 1997 and shall end upon completion of all Services covered by Purchase Orders issued and accepted hereunder. This Agreement shall expire on March 31, 2000.

         Notwithstanding any termination of this Agreement, and unless otherwise agreed to in writing, Seller's obligations shall continue with respect to any Purchase Orders entered into with Buyer for the term of those Purchase Orders.


Section IV - Pricing

    A. The Seller pricing for Services shall be set forth in the Purchase Order or related Statements of Work. Prices shall remain fixed for the period identified therein.

    B. Seller expressly acknowledges and agrees that the prices and any discounts established are lawful.

    C. Prices include all taxes except sales, use and other such taxes imposed upon the sale of Services. Any such sales, use or like taxes required to be paid by the Buyer shall be specifically listed in the appropriate invoices. If any purchase by Buyer is exempt from such taxes, Buyer shall so indicate in their respective purchase order and advise Seller of the respective tax exemption number.


Section V - Delivery

         Seller shall perform all Services in time period as specified in the Purchase Order or related Statements of Work. TIME AND RATE OF DELIVERY OF SERVICES ARE OF THE ESSENCE OF ALL PURCHASES MADE UNDER THIS AGREEMENT.


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Section VI - Payment

         Buyer shall pay Seller for performance of all Services on a monthly basis as set forth in each Purchase Order and payment shall be made [xxxxxx xxxxx xxxx] after receipt of Seller's correct and conforming invoice.


Section VII - Warranty

    A. For a period of [xxxxx xx xxxx] from the date of the provision of any Services, Seller hereby warrants that:

         1. all Services rendered hereunder shall conform to the service description stated in the Statements of Work and shall otherwise be performed in a good, safe, workmanlike manner, and in accordance with applicable manufacturers practices and procedures at the time such Services are performed; and

         2. all Services rendered hereunder shall be performed by persons who are adequately trained and skilled such that they are capable of rendering the Services in a good, safe, and workmanlike manner; and

         3. all such persons shall be fully equipped with the required tools, systems, spare parts, documentation and diagnostic and test equipment as is necessary to perform the Services unless otherwise specified in a SOW; and

         4. all service parts furnished by Seller through the provision of Services shall be free from defects in material, workmanship and design, and shall conform to the original manufacturer's specifications in effect at the time of installation; and

         5. all service parts furnished by Seller shall be free of all liens and encumbrances; and

         6. Seller has acquired and shall maintain in effect all licenses and permits necessary for furnishing Services, and the provision of Services by the Seller shall not violate any other contractual obligations which Seller may have to any other party.

    B. Seller hereby acknowledges that all of the above stated warranties run to Buyer and to End Users.


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Section VIII - Confidential Information and Advertising

    A. Seller shall maintain as confidential and shall not disclose to any person outside of its employ, or use for purposes other than performance of its obligations pursuant to this Agreement, any information which Seller learns by virtue of this Agreement, such as specifications, technical information, business data, and other confidential information. Upon termination of this Agreement, Seller shall promptly return to Buyer all confidential information including copies thereof Seller further agrees to maintain Buyer or End Users information in confidence in accordance with the terms of the [xxxxx] Enterprise Agreement.

    B. Buyer shall maintain as confidential any Seller confidential information that Buyer shall receive as a result of the work carried out under this agreement. Upon termination of this Agreement, Buyer shall promptly return to Seller all such confidential information including copies thereof.

    C. Without the other party's prior written consent neither party shall in any manner advertise, or publish the existence or terms or any transactions under this Agreement.


Section IX - Indemnification

         Seller hereby agrees to release, defend, indemnify, and hold Buyer, including its officers, directors, agents and employees, harmless from and against any and all claims, losses, expenses (including reasonable attorney's fees), demands, or judgments ("Claims") for personal injury, damage to tangible personal property, or damage to real property, which arise out of or are directly related to:

         1. the acts, errors, omissions or negligence of Seller while on the property of Buyer or End Users, regardless of whether the loss, damage or injury resulting from same occurs after the Seller has left such property; or

         2. the presence of the equipment, tools, or goods used or supplied by Seller in the performance of services under this Agreement on the property of Buyer or End Users;

         3. the negligent use by Seller of Buyer's equipment, tools or facilities ("Equipment") whether or not any Claims are based upon the condition of the Equipment or Buyer's alleged negligence in permitting its use. Permission by Buyer to use the Equipment shall be gratuitous.


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         4.   any Claims brought by End Users arising out  of  Seller's
              performance  of  its obligations under this Agreement.


Section X - Insurance


    A. Seller agrees to carry at all times, and with companies acceptable to Buyer, insurance of the kinds and in the amounts listed below:

         1. Worker's Compensation - Statutory limits in each state or country in which Seller is required to provide Worker's Compensation coverage.

         2.   Employer's Liability - not less than $500,000 per employee.

         3. Comprehensive General Liability - Including Contractual Liability, Independent Contractor's Liability, and Personal Injury/Property Damage Coverages in a combined single limit of not less than $ 1,000,000.

         4. Automobile Liability - For owned, non-owned, and hired vehicles in a combined single limit of not less than $1,000,000.

         5. Umbrella Liability - a combined single limit of not less than $2,000,000.

    B. Seller further agrees to furnish Buyer with Certificates of Insurance evidencing the specified coverages and stating that:

         1. the policies may not be changed or terminated without at least ten (I 0) days' prior written notice to Buyer.

         2. the policies contain waivers of the insurers subrogation rights against Buyer.


Section XI - Intellectual Property Interests and Indemnity

         Seller shall defend, at its expense, any claim against Buyer alleging that the Services provided under this Agreement infringe any patent, copyright, trademark, trade secret, mask work, or other intellectual property right, and shall pay all costs and damages awarded, if Seller is notified promptly in writing of such a claim. If a final injunction against Buyer's use of the Services results from such a claim (or, if Buyer reasonably believes such a claim is likely) Seller shall, at its expense, and at Buyer requests, obtain for Buyer the right to continue using the Services, or

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         replace or modify the services so that they become noninfringing, but functionally equivalent. Seller shall further indemnify, defend and hold harmless from and against any and all damages, losses and expenses incurred by Buyer as a result of claims brought against Buyer by End Users or any other third party and arising out of Seller's performance under this Agreement.


Section XII - Independent Contractor

         Seller shall render all Services under this Agreement as an independent contractor, not as an employee or agent of Buyer. Seller shall not hold itself out as the agent or employee of Buyer in connection with the performance of Services under this Agreement, and Seller shall so instruct and supervise its employees, or agents to insure that they comply with these provisions.


Section XIII - No Implied License

    A. Both parties understand that Buyer owns various patents, copyrights, trademarks, trade secrets, and other proprietary rights which may cover, be contained in, or otherwise relate to a portion or ail of the various computers or peripheral devices which Seller may service pursuant to this Agreement.

    B. The parties understand that neither the terms and conditions of this Agreement nor the performance or acts of either party arising out of this Agreement or related to Buyer's request for or use of the services may be considered in any way as a grant of any license whatsoever under any of Buyer's present or future patents, copyrights, trademarks, trade secrets or other proprietary rights; nor is any such license granted by implication, estoppel or otherwise.

    C. The parties agree that both parties reserve all rights to bring suit for infringement of its patents, copyrights, trademarks, trade secrets, and other proprietary rights against all manufacturers, sellers and users including Seller, which infringe their respective proprietary rights, and that each party intends to enforce those rights.

    D. To the extent that any fiduciary or other similar duties are established by this Agreement, it is understood and agreed that such duties are not inconsistent with and will not prevent either party from bringing said suits for infringement of its patents, copyrights, trademarks, trade secrets, and other proprietary rights.



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Section XIV - Termination for Cause

    A. The occurrence of any of the following constitutes a breach and is cause for Buyer's termination of this Agreement and/or its Purchase Orders:

         1. Seller fails to perform Services in accordance with this Agreement.

         2. Seller fails to perform any material provision of this Agreement or Buyer's conforming Purchase Order.

         3. Seller assigns this Agreement, or any obligation or right under it (the word "assign" to include, without limitation, a transfer of a major interest in Seller) or merges with a third party, not a parent or subsidiary company, without Buyer's prior written consent, which Buyer shall not unreasonably withhold.

         4. Seller becomes insolvent or makes an assignment for the benefit of creditors, or a receiver or similar officer is appointed to take charge of all or part of Seller's assets.


    B. Seller must cure any of the above breaches and notify Buyer of such cure within thirty (30) days from receipt of a written notice to cure from Buyer. If Seller fails to so cure, Buyer may terminate this Agreement and/or Purchase Orders under it by giving Seller written notice. Buyer shall have no liability except for payment of any balance due for conforming Services delivered before the end of the cure. Buyer may, at its option, end Seller's ability to cure in the event of Seller's material breach of any provision(s) of this Agreement more than two (2) times in any twelve (12) month period.


Section XV - Termination for Convenience

    Buyer may terminate this Agreement or any Purchase Order under it for convenience [xxxxx xxx xxx] after giving the Seller written notice unless otherwise specified in a SOW. Buyer's [xxx] liability to Seller for such termination shall be to pay Seller any [xxxxx xxxx xxx] for conforming
    Service:

         1.   performed before receipt of Buyer's termination notice; and

         2. ordered by Buyer and actually performed within [xxx xxx xxx] after Seller's receipt of the termination notice.


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Section XVI - Force Majeure

         Neither party shall be liable for failure to perform any of its obligations under this Agreement during any period in which such performance is delayed by fire, flood, or other natural disaster, war, embargo, riot, or the intervention of any government authority provided that the party so delayed immediately notifies the other party of such delay. If Seller's performance is delayed for these reasons for a cumulative period of thirty (30) days, or more, from the date of such notice, Buyer may terminate this Agreement, or any Purchase Order issued under this Agreement by giving Seller written notice. If Buyer terminates, its sole liability under this Agreement will be to pay for conforming Services delivered by Seller before the termination date.


Section XVII - Set-off

         Buyer shall have the right at any time to set off any amounts owed by Buyer to Seller pursuant to this Agreement, against any amounts owed by Seller, or any of its affiliates, to Buyer.


Section XVIII - Notices

         Any notice permitted or required to be given under this Agreement shall be deemed given upon delivery, if delivered by hand, or upon posting if sent by registered or certified mail, return receipt requested, to a party at the address set forth below, or to such other address as the respective party may designate by notice delivered pursuant to this Section XIX. Any telegraphic notice shall be deemed given upon receipt, provided that such notice is followed within three
         (3) days by written notice given in accordance with this Section XIX.

         If to Seller:  G.  Lalonde         If to Buyer: R.  Tovell

              OAO Canada Limited            Digital Equipment Corporation
              Suite 520, 220 Laurier Ave W  715 Fifth Ave SW
              Ottawa, Ontario K I P 5Z9     Calgary, Alberta T2P 2X6

         With copies to:     S. Schmidt     With copies  to:  M.  Smith

              OAO Canada Limited            Digital Equipment Corporation
              Suite 520, 220 Laurier Ave W  Suite 900, Two Penn Plaza
              Ottawa, Ontario K I P 5Z9     New York, New York

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Section XIX - Flow Down Clauses

         Seller agrees that in delivery of all services under this agreement that it shall comply and be subject to with all contractual obligations undertaken by Buyer in Agreements with End Users ("Flow-Down Clauses") which are attached hereto as Exhibit B. In the event of a conflict between the terms and conditions of any FlowDown Clause and any term of this Agreement, the term of the Flow-Down Clause shall prevail.


Section XX - Survival

         The following provisions of this Agreement, including any related Exhibits, shall survive expiration or termination of this Agreement:
         Warranty, Intellectual Property Interests Indemnity, Confidential Information and Advertising, Indemnification, Insurance, Compliance with Laws, General, Notices, and No Implied License.


Section XXI - Compliance with Laws

    A. Seller shall use its best effort to insure that all Services performed under this Agreement shall comply with all applicable United States and foreign laws and regulations including, but not limited to, emission and safety standards, OSHA, pricing and discounts, the Fair Labor Standards Act of 1938 (29 USC 201-219), the Contract Work Hours and Safety Standards Act (40 USC 327-332), the Toxic Substance Control Act of 1976 (15 USC 2601), all laws restraining the use of convict labor, and Workers' Compensation Laws. Upon request, Seller agrees to certify compliance with any applicable law or regulations. Seller's failure to comply with any of the requirements of this Section XXI shall be considered a material breach of this Agreement.

    B. The following statutes and Executive Orders (E.O.'s) together with regulations issued thereunder are made part of this Agreement if applicable: E.O. 11246, Equal Employment Opportunity; E.O. 11625, as amended, Minority Business Enterprises; E.O. 12138 Women-Owned Business Concerns; Section 503 of the Rehabilitation Act of 1973 as Amended, (20 USC 793); and Section 402 of the Vietnam Era Veterans Readjustment Assistance Act of 1974, as Amended, (38 USC
         2012).

    C. Digital Equipment Corporation is a major defense contractor within the meaning of ten (10) U.S.C.s.2397b and 2397c. Seller agrees not to provide compensation to any person in the performance of this Agreement in violation of this statute, and agrees to report directly to the Secretary of Defense, the information required for employees, agents or subcontractors of Seller.


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    D.   The provisions of the Clean Air Act (42 USC 7401 et seq.) and the
         Clean Water Act (33 USC 1251 et seq.) are made a part of this Agreement if applicable.

    E. The provisions of any applicable state Right-to-Know laws and regulations are made a part of this Agreement. A copy of the applicable Material Safety Data Sheets, including updates, shall be provided by Seller as required under such laws and regulations.


Section XXII - General

    A. Only the authorized representatives of the parties may amend or waive provisions of this Agreement. If either party fails to enforce any term of this Agreement, failure to enforce on that occasion shall not prevent enforcement on any other occasion, unless otherwise provided herein.

    B. All rights and remedies conferred by this Agreement, by any other instrument, or by law are cumulative and may be exercised singularly or concurrently. If any provision of this Agreement is held invalid by any law or regulation of any government or by any court, such invalidity shall not affect the enforceability of other provisions herein. This Agreement and any Purchase Orders issued hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

    IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the
    __________ day of __________, ______.


OAO CANADA LIMITED/                    DIGITAL EQUIPMENT CORPORATION
OAO INTERNATIONAL CORPORATION


By:_____________________________   By:_____________________________
    (Duly Authorized)                  (Duly Authorized)

    G. Lalonde
   _____________________________      _____________________________
    (Typed Name)                       (Typed Name)

    Senior Vice President
   _____________________________      _____________________________
    (Title)                            (Title)


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